Exhibit 99.1

CV Sciences, Inc. Reports Second Quarter 2022 Financial Results

San Diego, CA - August 15, 2022 (GLOBE NEWSWIRE) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent consumer wellness company specializing in hemp extracts and other proven science-backed, natural ingredients and products, today announced its financial results for the quarter ended June 30, 2022.

Second Quarter 2022 and Recent Financial and Operating Highlights
•Revenue of $4.1 million for second quarter of 2022, compared to $5.1 million for the second quarter of 2021;
•Gross margin of 30.7% for second quarter of 2022, compared to 44.7% for the second quarter of 2021;
•Total cash balance of $1.1 million at quarter end, compared to $1.4 million at year end;
•Launched PlusCBDTM Relief softgels to our wellness line of products joining our successful PlusCBDTM Sleep and Calm gummies;
•Regained position as top-selling hemp extract brand in the natural product retail sales channel, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry;
•Continued to evaluate strategic review, including consideration of inbound and outbound merger, sale, acquisition or other options for the Company as a whole or for any business segments;
•Reduced operating expenses by 38.2% compared to the second quarter of 2021; and
•Completed move to more efficient and cost effective facility in San Diego.

“Second quarter results met our expectations and we are encouraged by improvements in the retail channel and very positive consumer response to several new product launches" said Joseph Dowling, Chief Executive Officer. “Our new OTC products, along with our Reserve Collection and Wellness Line of products are evidence of our strong pipeline, and demonstrate our ability to develop innovative products that address the need states of our consumers. Our flagship PlusCBDTM brand continues to gain market share in the natural product channel, and, with our portfolio of high-quality, proven products, and favorable regulatory momentum, we believe the Company is positioned for future growth."

Operating Results - Second Quarter 2022 Compared to Second Quarter 2021

Sales for second quarter of 2022 were $4.1 million, a decrease of 19% from $5.1 million in the second quarter of 2021. The decline is primarily due to lower sales in the retail channel, primarily to FDM accounts. The total number of units sold during the second quarter 2022 decreased 5% compared to the second quarter 2021. Other reasons for the decline included higher discounts for new product placements and changes in our sales mix to lower priced products.

The Company reduced its operating loss to $2.3 million in the second quarter of 2022, compared to an operating loss of $3.5 million in the second quarter of 2021 mostly due to reductions of its selling, general and administrative expenses.

The Company had negative adjusted EBITDA for the second quarter of 2022 of $1.8 million, compared to negative adjusted EBITDA of $2.4 million in the second quarter of 2021.

Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results today at 10:00 am EDT/7:00 am PDT. The webcast of the conference call will be available on the Investor Relations section of the Company's website at https://ir.cvsciences.com/news-events or directly at https://viavid.webcasts.com/starthere.jsp?ei=1563741&tp_key=554963c027. Investors interested in participating in the live call can also dial (877) 407-0784 from the U.S. or international callers can dial (201) 689-8560. A telephone replay will be available approximately two hours after the call concludes, and will be available through Monday, August 22, 2022, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 13732196.

About CV Sciences, Inc.
CV Sciences, Inc. (OTCQB:CVSI) is a consumer wellness company specializing in hemp extracts and other proven, science-backed, natural ingredients and products, which are sold through a range of sales channels from B2B to B2C. The Company’s PlusCBD™ branded products are sold at select retail locations throughout the U.S. and are one of the top-selling brands of hemp extracts in the natural products market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry.  CV Sciences follows all guidelines for Good Manufacturing Practices (GMP) and the Company’s products are processed, produced, and tested throughout the manufacturing process to confirm strict compliance with company standards and specifications.  With a commitment to science, PlusCBD™ product benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov.  PlusCBD™ was the first hemp extract supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. CV Sciences, Inc. has primary offices and facilities in San Diego,

California. The Company also operates a drug development division focused on developing and commercializing CBD-based novel therapeutics. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties.

Contact Information
ir@cvsciences.com

CV SCIENCES, INC.
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Product sales, net	$4,138	$5,128	$8,585	$9,972
Cost of goods sold	2,868	2,838	6,159	5,324
Gross profit	1,270	2,290	2,426	4,648

Operating expenses:
Research and development	102	225	223	411
Selling, general and administrative	3,483	5,575	6,033	10,860
Total operating expenses	3,585	5,800	6,256	11,271

Operating loss	(2,315)	(3,510)	(3,830)	(6,623)

Interest expense	336	9	1,038	23
Loss before income taxes	(2,651)	(3,519)	(4,868)	(6,646)
Income tax expense	2	11	2	11
Net loss	(2,653)	(3,530)	(4,870)	(6,657)
Deemed dividend associated with beneficial conversion of Series A convertible preferred stock	920	—	920	—
Net loss attributable to common stockholders	$(3,573)	$(3,530)	$(5,790)	$(6,657)

Weighted average common shares outstanding, basic and diluted	135,414	107,623	127,104	106,074
Net loss per common share attributable to common stockholders, basic and diluted	$(0.03)	$(0.03)	$(0.05)	$(0.06)

CV SCIENCES, INC.
CONDENSED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,114	$1,375
Accounts receivable, net	951	2,041
Inventory	7,357	8,624
Prepaid expenses and other	3,217	2,146
Total current assets	12,639	14,186

Property & equipment, net	698	1,717
Operating lease assets	326	—
Intangibles, net	1,485	1,485
Other assets	610	678
Total assets	$15,758	$18,066

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,473	$2,624
Accrued expenses	9,931	10,915
Operating lease liability - current	111	—
Convertible notes	952	612
Debt	89	310
Total current liabilities	13,556	14,461

Operating lease liability	249	—
Deferred tax liability	62	62
Total liabilities	13,867	14,523

Commitments and contingencies

Stockholders' equity
Preferred stock, par value $0.0001; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.0001; 790,000 and 190,000 shares authorized as of June 30, 2022 and December 31, 2021, respectively; 139,955 and 112,482 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	14	11
Additional paid-in capital	86,222	83,007
Accumulated deficit	(84,345)	(79,475)
Total stockholders' equity	1,891	3,543

Total liabilities and stockholders' equity	$15,758	$18,066

CV SCIENCES, INC.
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six months ended June 30,
	2022	2021
OPERATING ACTIVITIES
Net loss	$(4,870)	$(6,657)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	860	402
Stock-based compensation	662	1,569
Non-cash lease expense	19	268
Loss on sale of property and equipment	159	—
Convertible note discount and interest expense	1,034	—
Employee retention credit benefit	(1,993)	—
Other	205	211
Change in operating assets and liabilities:
Accounts receivable	1,019	(85)
Inventory	1,267	(336)
Prepaid expenses and other	885	822
Accounts payable and accrued expenses	(795)	(947)
Net cash used in operating activities	(1,548)	(4,753)

INVESTING ACTIVITIES
Purchase of property and equipment	—	(35)
Net cash flows used in investing activities	—	(35)

FINANCING ACTIVITIES
Proceeds from issuance of preferred stock and common stock warrants, net of issuance costs	554	—
Proceeds from issuance of convertible notes, net of issuance costs	954	—
Repayment of unsecured debt	(221)	(629)
Proceeds from issuance of common stock	—	3,853
Proceeds from exercise of stock options	—	—
Net cash flows provided by financing activities	1,287	3,224

Net decrease in cash, cash equivalents and restricted cash	(261)	(1,564)
Cash, cash equivalents and restricted cash, beginning of period	1,375	4,525
Cash, cash equivalents and restricted cash, end of period	$1,114	$2,961

Supplemental cash flow disclosures:
Interest paid	$4	$7
Supplemental disclosure of non-cash transactions:
Convertible note conversion	$(1,030)	$—
Services paid with common stock	$384	$—
Operating ROU assets obtained in exchange for lease liability	$345	$—

CV SCIENCES, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

We prepare our condensed financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as net loss per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.
Adjusted EBITDA is defined by us as EBITDA (net loss plus depreciation expense, interest expense, and income tax expense), further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.
We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net loss to non-GAAP net loss for the three and six months ended June 30, 2022 and 2021 is detailed below (in thousands, except per share data):

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net loss attributable to common stockholders - GAAP	$(3,573)	$(3,530)	$(5,790)	$(6,657)
Stock-based compensation (1)	146	912	662	1,569
Convertible note discount and interest expense (2)	334	—	1,034	—
Employee retention credit benefit (3)	—	—	(1,993)	—
Deemed dividend (4)	920	—	920	—
Net loss - non-GAAP	$(2,173)	$(2,618)	$(5,167)	$(5,088)

Diluted EPS attributable to common stockholders - GAAP	$(0.03)	$(0.03)	$(0.05)	$(0.06)
Stock-based compensation (1)	—	0.01	0.01	0.01
Convertible note discount and interest expense (2)	—	—	0.01	—
Employee retention credit benefit (3)	—	—	(0.02)	—
Deemed dividend (4)	0.01	—	0.01	—
Diluted EPS - non-GAAP	$(0.02)	$(0.02)	$(0.04)	$(0.05)

Shares used to calculate diluted EPS - GAAP and non-GAAP	135,414	107,623	127,104	106,074
_____________
(1)Represents stock-based compensation expense related to stock options awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)Represents amortization of OID/debt issuance costs and interest expense for convertible notes payable.
(3)Represents expense reduction related to benefit for employee retention credit (ERC).
(4)Represents deemed dividend associated with beneficial conversion charge of conversion of Series A preferred stock.

A reconciliation from our net loss to Adjusted EBITDA, a non-GAAP measure, for the three months ended June 30, 2022 and 2021 is detailed below (in thousands):

	Three months ended June 30, 2022			Three months ended June 30, 2021
	Consumer Products	Specialty Pharma	Total	Consumer Products	Specialty Pharma	Total
Net loss	$(2,626)	$(27)	$(2,653)	$(3,421)	$(109)	$(3,530)
Depreciation	343	—	343	198	—	198
Interest expense	336	—	336	9	—	9
Income tax expense	2	—	2	11	—	11
EBITDA	(1,945)	(27)	(1,972)	(3,203)	(109)	(3,312)
Stock-based compensation (1)	146	—	146	912	—	912
Adjusted EBITDA	$(1,799)	$(27)	$(1,826)	$(2,291)	$(109)	$(2,400)

A reconciliation from our net loss to Adjusted EBITDA, a non-GAAP measure, for the six months ended June 30, 2022 and 2021 is detailed below (in thousands):

	Six months ended June 30, 2022			Six months ended June 30, 2021
	Consumer Products	Specialty Pharma	Total	Consumer Products	Specialty Pharma	Total
Net loss	$(4,808)	$(62)	$(4,870)	$(6,475)	$(182)	$(6,657)
Depreciation	860	—	860	402	—	402
Interest expense	1,038	—	1,038	23	—	23
Income tax expense	2	—	2	11	—	11
EBITDA	(2,908)	(62)	(2,970)	(6,039)	(182)	(6,221)
Stock-based compensation (1)	662	—	662	1,568	1	1,569
Employee retention credit benefit (2)	(1,993)	—	(1,993)	—	—	—
Adjusted EBITDA	$(4,239)	$(62)	$(4,301)	$(4,471)	$(181)	$(4,652)

______________
(1)Represents stock-based compensation expense related to stock options awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)Represents expense reduction related to benefit for employee retention credit (ERC).